UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): August 20, 2003


                            FACTORY 2-U STORES, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                                    DELAWARE
                 ----------------------------------------------
                 (State or other jurisdiction of incorporation)

      1-10089                                         51-0299573
------------------------                     ---------------------------------
(Commission File Number)                     (IRS Employer Identification No.)


                  4000 RUFFIN ROAD, SAN DIEGO, CALIFORNIA 92123
                  ---------------------------------------------
                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (858) 627-1800


                                       NA
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

The information in this Current Report on Form 8-K, including the exhibit, is furnished pursuant to Item 9 and shall not be deemed "filed" for the purposes of
Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities under that Section. In addition, the information in this Current Report on Form 8-K, including the exhibits, shall not be deemed to be incorporated by reference into the filings of Factory 2-U Stores, Inc. under the Securities Act of 1933, as amended.



Item 7.  Exhibits

         Exhibit No.          Description
         -----------          -----------
         99                   Press release of Factory 2-U Stores, Inc., dated
                              August 20, 2003.


Item 9.  Regulation FD Disclosure

On August 20, 2003, we announced that we have entered into a definitive agreement with institutional investors to sell 2,450,000 shares of common stock at $5.00 per share, resulting in gross proceeds of approximately $12.3 million. The full text of our press release dated August 20, 2003 is attached as exhibit thereto.

                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                         FACTORY 2-U STORES, INC. (Registrant)


                                         By: /s/ Douglas C. Felderman
                                             ------------------------
                                             Douglas C. Felderman
  August 21, 2003                            Executive Vice President and
  ---------------                            Chief Financial Officer
      Date

                                  EXHIBIT INDEX

Exhibit No.                 Description
-----------                 -----------
99                          Press release of Factory 2-U Stores, Inc.,
                            dated August 20, 2003.